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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  SEPTEMBER 18, 2002

                         COMMISSION FILE NUMBER 1-07149

                               ITIS HOLDINGS INC.
                  (formerly ITIS Inc., a Delaware corporation)
                 (Exact name of Company as specified in charter)


                    NEVADA                               82-0277987
      (State or other jurisdiction of                  (IRS Employer
       incorporation or organization)               Identification No.)


            10750 HAMMERLY, HOUSTON, TEXAS                 77043
     (Address of principal executive offices)            (Zip Code)

                 Registrant's telephone number:   (281) 600-6000



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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

On September 18, 2002, ITIS Inc., a Delaware corporation, merged with and into its wholly owned subsidiary ITIS Holdings Inc., a Nevada corporation. Under the Plan and Agreement of Merger, one share of ITIS Holdings Inc. will be issued for each 10 shares of ITIS Inc. owned as of September 13, 2002, upon surrender of certificates representing shares of ITIS Inc. In addition, one share of ITIS Holdings Inc. will be issued for each fractional share that would result. The officers and directors of ITIS Inc. became the officers and directors of ITIS Holdings Inc.

ITEM 7.   EXHIBITS.

No. 2.15 Description

Plan and Agreement of Merger of ITIS Inc. with and into ITIS Holdings Inc., dated as of August 26, 2002.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     ITIS Holdings INC.


Date:  September 23, 2002            By: /s/ Hunter M.A. Carr
                                        ----------------------------
                                             Hunter M.A. Carr
                                             President and
                                             Chief Executive Officer


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